EXHIBIT 23
CONSENT OF WIPFLI LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-62241) pertaining to the Badger Meter Employee Savings and Stock Ownership Plan (the Plan) of our report dated April 19, 2006, with respect to the financial statements and schedules of the Plan included in this Annual Report (Form 11-K) for the years ended December 31, 2005 and 2004.

/s/ Wipfli LLP

Milwaukee, Wisconsin
June 22, 2006

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